UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  January 29, 2016

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A ("Amendment") is being filed by Plantronics, Inc. (“Plantronics” or the “Company”) to supplement the Company's Current Report on Form 8-K filed on February 4, 2016 ("Original 8-K") regarding Philip Vanhoutte's position as Senior Vice President and Managing Director, Europe and Africa. As a result of the discussions with Mr. Vanhoutte referenced in the Original 8-K, it was determined that his relationship with the Company would conclude and the Company thereafter entered into a Settlement Agreement ("Agreement") with Mr. Vanhoutte.

This Amendment sets forth the material terms of the Agreement. Except as set forth herein, this Amendment does not amend or supplement the Original 8-K in any way and, therefore, should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 23, 2016, Plantronics entered into the Agreement with Mr. Philip Vanhoutte. The full text of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Agreement, Mr. Vanhoutte's employment will end on April 1, 2016 but his corporate relationship with the Company, including his role as Managing Director, ended effective February 23, 2016. Effective February 23, 2016, he is no longer required to perform his normal duties although he must remain available to provide information and answer questions through April 1, 2016.

In exchange for Mr. Vanhoutte's availability through April 1, 2016, Plantronics will continue to pay his current monthly compensation, including base monthly salary of Euro 22,749 (approximately US$22,878 at current exchange rates), plus holiday pay and benefits, all of which will be fully and finally settled no later than May 1, 2016.

On March 31, 2016, Plantronics will pay Mr. Vanhoutte the net sums due after withholding on a gross severance amount of Euro 946,033, (currently, approximately US$1,034,485), which includes the transition payment due under the laws of The Netherlands and any and all bonuses for 2016.

Additionally, no later than May 1, 2016, Plantronics will pay up to Euro 8,000 (currently, approximately US$8,752), excluding Value Added Tax, for Mr. Vanhoutte's office costs and to his advisors in connection with legal and tax advice. Plantronics will furthermore pay for his 2015 tax filing and six months of outplacement professional services which will be paid directly to the service provider.

The Agreement also provides for, amongst other terms, a continuing obligation to maintain confidentiality, mutual non-disparagement terms, return of Company property requirements, and a release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016	PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President, Legal, General Counsel and Secretary